Exhibit 21
HCC INSURANCE HOLDINGS, INC.
SUBSIDIARIES

STATE OR COUNTRY
	NAME	INCORPORATED

1	American Contractors Indemnity Company	California
2	Avemco Corporation	Delaware
3	Avemco Insurance Agency, Inc.	Maryland
4	Avemco Insurance Company	Maryland
5	Centris Group, Inc., The	Delaware
6	cineFinance Insurance Services, LLC	California
7	Continental Underwriters Ltd.	Louisiana
8	Covenant Claims Service, LLC	Louisiana
9	Covenant Underwriters Ltd.	Louisiana
10	CW Midwest, Inc. (d/b/a Cox Insurance Group)	Indiana
11	Dickson Manchester & Company, Limited	United Kingdom
12	G.B. Kenrick & Associates, Inc.	Michigan
13	HCC Acquisition Sub, Inc.	New York
14	HCC Administrators, Inc.	Illinois
15	HCC Aviation Insurance Group, Inc.	Texas
16	HCC Benefits Corporation	Delaware
17	HCC Claims Services Ltd.	United Kingdom
18	HCC Credit Group, Inc.	New York
19	HCC Diversified Financial Products Limited	United Kingdom
20	HCC Employee Benefits, Inc.	Delaware
21	HCC Employer Services, Inc.	Alabama
22	HCC Employer Services, Inc.	Illinois
23	HCC Global Financial Products of Texas, LLC	Texas
24	HCC Global Financial Products, LLC	Delaware
25	HCC Global Financial Products, SL	Spain
26	HCC Indemnity Guaranty Agency, Inc.	New York
27	HCC Insurance Company	Indiana
28	HCC Insurance Holdings (International) Limited	United Kingdom
29	HCC Insurance Services Ltd.	United Kingdom
30	HCC Intermediate Holdings, Inc.	Delaware
31	HCC International Insurance Company PLC	United Kingdom
32	HCC Life Insurance Company	Indiana
33	HCC Medical Insurance Services, LLC	Wisconsin
34	HCC Re Agency Ltd.	Bermuda
35	HCC Reinsurance Company Limited	Bermuda
36	HCC Risk Management Corporation	Texas
37	HCC Service Company, Ltd.	Texas
38	HCC Service Delaware, LLC	Delaware
39	HCC Specialty Holdings (No. 1) Limited	United Kingdom
40	HCC Specialty Insurance Company	Oklahoma
41	HCC Specialty Underwriters Agency of New York, Inc.	New York
42	HCC Specialty Underwriters Limited	United Kingdom
43	HCC Specialty Underwriters, Inc.	Massachusetts
44	HCC Strategic Investments (UK) Ltd.	United Kingdom
45	HCC Strategic Investments, LLC	Delaware
46	HCC Surety Group, Inc.	Delaware
47	HCC Trustees Limited	United Kingdom
48	HCC Underwriters, A Texas Corporation	Texas
49	HCC Underwriting Agency Ltd.	United Kingdom
50	HCCI Credit Services Limited	United Kingdom
51	HCCI Group Limited	United Kingdom
52	HCCL Holdings Limited	United Kingdom
53	HCCS Corporation	Delaware
54	Houston Casualty Company	Texas
55	Houston Casualty Company Europe, Seguros y Reaseguros, S.A.	Spain

HCC INSURANCE HOLDINGS, INC.
SUBSIDIARIES

STATE OR COUNTRY
	NAME	INCORPORATED

56	Illium Trustees Ltd.	United Kingdom
57	Illium, Inc.	Delaware
58	InsPro Corporation	California
59	Intellicare, Inc.	Alabama
60	LDG Re (London) Ltd	United Kingdom
61	LDG Re Worldwide Limited	Delaware
62	LDG Re Worldwide Ltd.	United Kingdom
63	LDG Reinsurance Corporation	Massachusetts
64	LifeTrac, Inc.	Delaware
65	Loss Management, Inc.	Delaware
66	MAG Acquisition Sub, Inc.	Delaware
67	Manchester Dickson Holdings Limited	United Kingdom
68	Midwest Claims Services, Inc.	Michigan
69	Nameco (No. 808) Ltd.	United Kingdom
70	Novia Holdings, Inc.	Indiana
71	Novia Underwriters, Inc.	Indiana
72	Occidental Services, Inc.	Delaware
73	PEPYS Holdings Limited	United Kingdom
74	PEPYS Management Services Limited	United Kingdom
75	Perico Life Insurance Company	Delaware
76	Perico Ltd.	Missouri
77	PIA (North America), Inc.	New York
78	PIA Holdings, Inc.	New York
79	Pioneer General Insurance Company	Colorado
80	Ponderosa Management, Inc.	Colorado
81	Professional Indemnity Agency, Inc.	New Jersey
82	Rattner Mackenzie Limited, (RML) (Exempted) Co.	Jordan
83	Specialty Insurance Underwriters, Inc.	Missouri
84	Specialty Reinsurance Intermediaries, Inc.	Massachusetts
85	Surety Associates Holding Co., Inc.	New Mexico
86	TMD PIA, LLC	New York
87	TTR, L.L.C.	New York
88	U. S. Specialty Insurance Company	Texas
89	United States Surety Company	Maryland
90	US Holdings, Inc.	Delaware
91	USBenefits Insurance Services, Inc.	California
92	USSC Holdings, Inc.	Maryland
93	VASA Brougher, Inc.	Indiana
94	VASA North America, Inc.	Indiana
95	Vintage Insurance Programs, LLC	Delaware